                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective
Amendment No. 38 to the Registration Statement on Form N-1A ("Registration
Statement") of our report dated November 8, 2002, relating to the financial statements and financial highlights which appear in the September 30, 2002
Annual Report to Shareholders of the Target 2005 Fund, Target 2010 Fund, Target
2015 Fund, Target 2020 Fund, Target 2025 Fund, and Target 2030 Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Performance
Information of Other Class", "Independent Accountants" and "Financial
Statements" in such Registration Statement.

/s/PricewaterhouseCoopers
PricewaterhouseCoopers LLP

Kansas City, MO
January 27, 2003